Exhibit 21

MasTec, Inc.
AFFILIATED ENTITIES
December 31, 2013

NORTH AMERICA

Big Country Energy Services, Inc. (Canada)	(100% owned by BC Acquisition I, LTD. (Canada) (100% owned by MasTec Cooperateif (UA)

Big Country Energy Services LLC.(US)	(100% owned by MasTec North America, Inc.)

Bottom Line Services, LLC (DE)	(94% owned by MasTec North America, Inc.) (6% owned by Alan Roberts)

Dynamic Tower Services, Inc. (LA)	(100% owned by MasTec North America, Inc.)

EC Source Services, LLC (FL)	(100% owned by MasTec, Inc.)

MasTec Network Solutions f/k/a Nsoro MasTec, LLC (FL)	(100% owned by MasTec, Inc.)

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

Patch Point Energy Services LTD. (Canada)	100% owned by BC Acquisition II, LTD. (Canada) (100% owned by MasTec Cooperateif (UA)

Precision Acquisition, LLC (WI)	(100% owned by MasTec, Inc.)

Precision Pipeline LLC (WI)	(100% owned by Precision Acquisition, LLC)

Pumpco, Inc. (TX)	(100% owned by MasTec North America, Inc.)

Wanzek Construction, Inc. (ND)	(100% owned by MasTec North America, Inc.)